UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2019

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-225149
(State or jurisdiction of	(Commission File Number)	(IRS employer
incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: (972) 272-3571

N/A
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors accepted Eugene A. Robinson’s retirement as a member of the Board of Directors of Micropac Industries, Inc., effective December 2, 2019.

The Board of Directors for Micropac Industries, Inc. increased the number of Board members from six to seven, effective December 2, 2109.

The Board of Directors elected Ms. Shaunna F. Black, as a Director to the Board of Micropac Industries, Inc., replacing Mr. Eugene A. Robinson, effective December 2, 2019.

The Board of Directors elected Mr. Donald Eugene Robinson, as a Director to the Board of Micropac Industries, Inc., effective December 2, 2019.

As President of Shaunna Black and Associates, Ms. Black provides confidential solutions and services for business leaders enabling them to rapidly solve complicated problems. Her advisory firm specializes in operations, turnaround consulting, and culture design. Ms. Black has managed operations internationally in 25 countries. Her methodology delivers extraordinary performance utilizing the power of diverse, multi-generational teams and metrics-driven systems. She has expertise in leadership and team development, technical and systems design, and production methodology across the technology, industrial, manufacturing and hospitality sectors.

1

Ms. Black’s executive career provides significant experience in strategy, global operations, technology, risk management and sustainability. In the past ten years, Shaunna served as Managing Partner of New Worq, LLC and Venture Pacific Group International, Vice President of Manufacturing for Oryon Technologies and Senior Vice President of Manufacturing for Dongbu HiTek Semiconductor in Seoul, Korea. From 1995 to 2009, Ms. Black served as Vice President with Texas Instruments Inc. (TI) and led the following organizations: Worldwide Environmental, Safety and Health; Dallas Semiconductor Manufacturing; and Worldwide Facilities. Her leadership experience in these roles gives her in-depth knowledge of global operations, manufacturing, facilities management and sustainability.

Ms. Black serves on the Board of Directors for Design Connect Create, the Portfolio Advisory Board for Vericlave Technologies, Operating Partner for Texas Women Ventures, Executive Advisory Board for the UT-Austin Cockrell School of Engineering, Advisory Board for the Alliance of Technology and Women, and Advisory Board for the Institute of Excellence in Corporate Governance at the University of Texas Dallas. Formerly, she was a Board of Director for YWIRE Technologies, Entegra Technologies, and the Texas Instruments Foundation.

Ms. Black holds Bachelor of Science degrees in Mechanical Engineering from New Mexico State University and in Education from the University of Texas in Austin.

Mr. Robinson is currently the Managing Partner at Metre22, Inc., a strategy consulting firm working with enterprise clients on corporate strategy, mergers and acquisitions, and strategy execution. In his consulting career of nearly 20 years, he has served as a consulting firm executive and led consulting teams for clients in industries that include manufacturing, health care, professional services and financial services. He has led merger integration efforts on dozens of M&A transactions ranging in size from $10 Million to $10 Billion in the U.S. and Europe. Don is a frequent speaker on the topics of mergers and corporate strategy, and has facilitated hundreds of related executive team and board sessions. He is co-author of After the Merger, The Authoritative Guide to Integration Success, published through McGraw Hill.

Prior to his career in management consulting, Mr. Robinson held responsibilities for manufacturing, quality systems, plant safety and continuous improvement in the telecom industry with Allen Telecom Group (now part of CommScope, NASDAQ:COMM) and in the defense industry with Texas Instruments’ Defense Systems and Electronics Group (now part of Raytheon, NYSE: RTN).

Mr. Robinson has served on the boards for the Chicago and Dallas Chapters of the National Association of Corporate Directors, a U.S. organization aimed at providing education and certification for boards of directors. He also served for several years as a Business Leadership Center instructor at the SMU Cox School of Business, where he taught Leading Large Corporate Initiatives. He is a two-time recipient of the teaching excellence award.

2

Mr. Robinson earned his Master of Business Administration from The Gupta College of Business at the University of Dallas, his Bachelor of Science degree in Industrial Engineering from Texas A&M University, and has completed executive education coursework at Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 12/03/19	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark W. King
Chief Executive Officer